EXHIBIT 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated December 15, 2006 included in this Form 10-K for year ended September 30, 2007, into TeamStaff, Inc.’s previously filed Registration Statements on Form(s) S-3 (File Nos. 333-74478 and 333-120423) and Form S-8 (File Nos. 333-73426 and 333-143951).

/s/ Lazar Levine and Felix LLP Lazar Levine and Felix LLP

New York, NY
January 11, 2008